EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 22, 1998, with respect to the balance sheet of Senior Housing Properties Trust, and our report dated December 22, 1998, with respect to the combined financial statements of Certain Senior Housing Properties, both included in pre-effective Amendment No. 1 to the Registration Statement on Form S-11 and related Prospectus of Senior Housing Properties Trust dated January 7, 1999.

                                                  /s/ ERNST & YOUNG LLP

                                                  ERNST & YOUNG LLP

Boston, Massachusetts
January 7, 1999